Exhibit 99.1

Basin Water Names Scott A. Katzmann as Chairman of the Board of Directors

RANCHO CUCAMONGA, Calif. — March 12, 2008 — Basin Water, Inc. (NASDAQ: BWTR) today announced the appointment of Scott A. Katzmann as Chairman of the Board of Directors, effective March 6, 2008. He was a founding investor of Basin Water, and has served on the Board of Directors since August 2001.

Mr. Katzmann has served as Senior Managing Director at Paramount BioCapital, a boutique investment banking firm in New York City, since 1993. Prior to joining Paramount, from 1982 – 1993, Mr. Katzmann was at Credit Suisse First Boston where he specialized in private equity financing within the investment banking department. He received his B.A. in economics from Tulane University and his M.B.A. from the Wharton School at the University of Pennsylvania.

Michael M. Stark, President and Chief Executive Officer, stated “We are pleased to have Mr. Katzmann assume this leadership position on our Board of Directors. His long standing support of the Company as an investor and Director, combined with his deep experience in building successful technology companies, are a welcome combination as we continue to position Basin Water as an innovative leader in providing water treatment services to the municipal and industrial markets”.

About Basin Water

Basin Water, Inc. is a provider of reliable, long-term process solutions for a range of clients, which includes designing, building and implementing systems for the treatment of contaminated groundwater, the treatment of wastewater, waste reduction and resource recovery. Basin Water employs treatment technologies including its own proprietary, scalable ion-exchange wellhead treatment system, along with a host of other treatment technologies designed to meet customer needs in an efficient, flexible and cost effective manner. Additional information may be found on the company’s web site: www.basinwater.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including expectations relating to future revenues and income, the company’s ability to gain new business and control costs, involve risks and uncertainties, as well as assumptions that, if they prove incorrect or never materialize, could cause the results of the company to differ materially from those expressed or implied by such forward-looking statements. Actual results may differ materially from these expectations due to various risks and uncertainties, including: the company’s limited operating history, significant operating losses associated with certain of the company’s contracts, the company’s ability to identify and consummate other acquisition opportunities that improve the company’s revenues and profitability, significant fluctuations in its revenues from period to period, its ability to effectively manage its growth, the success of the company’s strategic partners, its long sales cycles, market acceptance of its technology, the geographic concentration of its operations and customers, its ability to meet customer demands and compete technologically, the company’s ability to protect its intellectual property, regulatory approvals of the company’s systems, changes in governmental regulation that may affect the water industry, particularly with respect to environmental laws, the company’s ability to attract and retain qualified personnel and management members, the company’s ability to manage its capital to meet future liquidity needs, changes in the board of directors and the timing of the company’s stock repurchases, if any. More detailed information about these risks and uncertainties are contained in the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2006 and subsequent Quarterly Reports on Form 10Q. The company assumes no obligation to update these forward-looking statements to reflect any change in future events.

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CONTACT:

Basin Water, Inc.

Michael M. Stark

President & CEO

909 481-6800

www.basinwater.com

SOURCE: Basin Water, Inc.